                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                        [X]
Filed by a Party other than the Registrant     [_]

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S) 14a-11 or (S) 240.14a-12.


                                  P-COM, INC.
________________________________________________________________________________
                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box)

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.  Title of each class of securities to which transaction applies.

________________________________________________________________________________


2.  Aggregate number of securities to which transaction applies.

________________________________________________________________________________


3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

________________________________________________________________________________


4.  Proposed maximum aggregate value of transaction:

________________________________________________________________________________


5.  Total fee paid:

________________________________________________________________________________


[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

6.  Amount previously paid:

________________________________________________________________________________


7.  Form, Schedule or Registration Statement No.:

________________________________________________________________________________


8.  Filing Party:

________________________________________________________________________________


9.  Date filed:

________________________________________________________________________________

                                 [P-COM LOGO]
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 30, 2000

TO THE STOCKHOLDERS OF P-COM, INC.:

  NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of P-Com, Inc., a Delaware corporation (the "Company"), will be held on November 30, 2000 at 9:45 a.m., Pacific Standard Time at the Los Gatos Lodge, 50 Los Gatos/Saratoga Rd., Los Gatos, California 95032, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1. To elect 2 directors to serve for "three-year" terms ending upon the year 2003 annual meeting of stockholders, or until their successors are duly elected;

  2. To approve a series of amendments to the Company's 1995 Stock Option/Stock Issuance Plan (the "1995 Plan") to: (i) eliminate the automatic share increase provisions of the 1995 Plan; (ii) eliminate the provisions of the 1995 Plan that would otherwise allow option grants to be made with exercise prices below the fair market value of the option shares on the grant date; (iii) modify the option cancellation/regrant provisions of the 1995 Plan to require stockholder approval of any repricing of outstanding options; (iv) increase the maximum number of shares authorized for issuance under the 1995 plan; (v) increase the limitation on the maximum number of shares any one individual may be granted; and (vi) change the vesting period for 4,000-share automatic option grants to non-employee Board members so they fully vest upon grant.

  3. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

  4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

  Only stockholders of record at the close of business on October 16, 2000 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

  All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          Sincerely,

                                          /s/ George P. Roberts

                                          George P. Roberts
                                          Chief Executive Officer and
                                          Chairman of the Board of Directors
Campbell, California
October 30, 2000

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                  P-COM, INC.

                        3175 South Winchester Boulevard
                          Campbell, California 95008

                                PROXY STATEMENT
                  FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 30, 2000

General

  The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of P-Com, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on November 30, 2000 (the "Annual Meeting"). The 2000 Annual Meeting will be held at 9:45 a.m., Pacific Standard Time at the Los Gatos Lodge, 50 Los Gatos/Saratoga Rd., Los Gatos, California 95032. These proxy solicitation materials were mailed on or about October 30, 2000, to all stockholders entitled to vote at the Annual Meeting.

Voting

  The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On October 16, 2000, which is the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 80,373,358 shares of the Company's common stock, par value $0.0001 ("Common Stock"), were issued and outstanding, and no shares of the Company's Series A Preferred Stock, par value $0.0001, were issued and outstanding. Each common stockholder is entitled to one vote for each share of Common Stock held by such stockholder on October 16, 2000. Stockholders may not cumulate votes in the election of directors.

  All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Directors are elected by a plurality vote. All other proposals will be decided by an affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on such matter. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

Proxies

  If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposals 2 and 3 described in the accompanying Notice and this Proxy Statement. In addition, the proxy solicited by the Board of Directors for the 2000 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Chief Financial Officer of the Company at the Company's principal executive offices at 3175 South Winchester Boulevard, Campbell, California 95008, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

Solicitation

  The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders.

The original solicitation of proxies by mail may be supplemented by a solicitation by telephone or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

  Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received no later than March 1, 2001 in order that they may be included in the proxy statement and form of proxy relating to that meeting. We anticipate that such meeting will be held in June 2001.

                  MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

General

  The Company's Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms. Each class consists, as nearly as possible, of one-third of the total number of directors. The Board currently consists of five persons. The class whose term of office expires at the 2000 Annual Meeting currently consists of two directors. The directors elected to this class will serve for a term of three years, expiring at the 2003 annual meeting of stockholders or until their successors have been duly elected. Both of the nominees listed below currently are directors of the Company.

  Each nominee for election has agreed to serve if elected, and management has no reason to believe that such nominee will be unavailable to serve. If either nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

Nominees for Term Ending Upon the 2003 Annual Meeting of Stockholders

  John A. Hawkins, 39, has served as a Director of the Company since September 1991. Since August 1995, Mr. Hawkins has been a General Partner of Generation Capital Partners, L.P., a private equity firm. Mr. Hawkins serves as a director of PixTech, Inc., a manufacturer of flat panel displays.

  James J. Sobczak, 58, has served as a Director of the Company since April 1997. Mr. Sobczak has also served as the President and Chief Operating Officer of the Company since September 1999. Since 1991, Mr. Sobczak has been the President of Telecommunications Education and Research Network, Inc., a corporation providing research and education services to universities offering degrees in telecommunications. Additionally, since 1993, Mr. Sobczak has taught graduate courses in telecommunications at the University of Pittsburgh and, from 1993 to 1995, was a lecturer in the Carnegie-Mellon University executive education program.

Continuing Director for Term Ending Upon the 2001 Annual Meeting of
Stockholders

  M. Bernard Puckett, 54, has served as a Director of the Company since May 1994. Since January 1996, Mr. Pukett has been a private investor. From June 1995 to January 1996, he was President and Chief Executive Officer of Mobile Telecommunication Technologies Corp. ("Mtel"), a telecommunications corporation. Mr. Puckett currently serves as a director of Nielson Media Research, Inc. (formerly known as Cognizant Corp.), R.R. Donnelley & Sons Co. and Software.com, Inc..

Continuing Directors for Term Ending Upon the 2002 Annual Meeting of
Stockholders

  George P. Roberts, 67, is a founder of the Company and has served as Chief Executive Officer and a Director since October 1991. From October 1991 to December 1996, Mr. Roberts served as President of the Company. Since September 1993, he has also served as Chairman of the Board of Directors.

  Brian T. Josling, 58, is a co-founder of Aval Communications Inc., a company that designs and manufactures products for wireless telecommunications networks, where he has served as the Chairman of the Board of Directors and Chief Technology Officer since 1994.

  The foregoing assumes that Mr. Roberts and Mr. Josling are re-elected, at the "1999" Annual Meeting of Stockholders held early on November 30, 2000 (after the date of this Proxy Statement) to a new term on the Board ending upon the 2002 Annual Meeting of Stockholders.

Board Committees and Meetings

  The Board of Directors held 10 meetings and acted by unanimous written consent 18 times during the fiscal year ended December 31, 1999 (the "1999 Fiscal Year"). The Board of Directors has an Audit Committee and a Compensation Committee. Each director attended or participated in 75% or more of the aggregate of (I) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 1999 Fiscal Year.

  The Audit Committee currently consists of two directors, Mr. Josling and Mr. Puckett, and is primarily responsible for approving the services performed by the Company's independent auditors and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee held 4 meetings during the 1999 Fiscal Year.

  The Compensation Committee currently consists of two directors, Mr. Josling and Mr. Hawkins, and is primarily responsible for reviewing and approving the Company's general compensation policies and setting compensation levels for the Company's executive officers. The Compensation Committee also has the authority to administer the Company's Employee Stock Purchase Plan and the Company's 1995 Stock Option/Stock Issuance Plan and to make option grants thereunder. The Compensation Committee met 1 time and acted by unanimous written consent 8 times during the 1999 Fiscal Year.

Director Compensation

  Board members who are employees of the Company do not receive cash compensation for their services as directors.

  Under the Automatic Option Grant Program contained in the Company's 1995 Stock Option/Stock Issuance Plan (the "1995 Plan"), each individual who first joins the Board as a non-employee director any time after February 1, 1996 will receive, at the time of such initial election or appointment, an automatic option grant, to purchase 40,000 shares of Common Stock, provided such person has not previously been in the Company's employ. Mr. Josling received such an automatic grant, with an exercise price of $4.438 per share, on September 1, 1999. In addition, on the date of each annual stockholders meeting, each individual who continues to serve as a non-employee Board member, whether or not such individual is standing for re-election at that particular Annual Meeting, will be granted an option to purchase 4,000 shares of Common Stock, provided such individual has not received an option grant under the Automatic Option Grant Program within the preceding six months. Each grant under the Automatic Option Grant Program will have an exercise price per share equal to the fair market value per share of the Company's Common Stock on the grant date, and will have a maximum term of 10 years, subject to earlier termination should the optionee cease to serve as a Board of Directors member.

  Please see the description of the Automatic Grant Program under Proposal 2 for further information concerning the remaining terms and provisions of these automatic option grants.

  Because the "1999" Annual Meeting of Stockholders is being held so soon before the 2000 Annual Meeting of Stockholders and the non-employee directors will be receiving 4,000-share automatic option grants upon the 1999 Annual Meeting, the technical terms of the 1995 Plan preclude the three non-employee directors (Messrs. Hawkins, Josling and Puckett) from receiving automatic 4,000-share options upon the 2000 Annual Meeting. The Company believes it would be unfair if the three directors were deprived of this compensation and therefore intends to grant the three directors 4,000-share options under the 1995 Plan's Discretionary Option Grant Program, with the same terms and conditions as the erstwhile automatic grants, immediately after the 2000 Annual Meeting.

Recommendation of the Board of Directors

  The Board of Directors unanimously recommends that the stockholders vote FOR the election of the nominees listed above.

                                 PROPOSAL TWO

                         APPROVAL OF AMENDMENTS TO THE
                     1995 STOCK OPTION/STOCK ISSUANCE PLAN

  The Company's stockholders are being asked to approve a series of amendments to the Company's 1995 Stock Option/Stock Issuance Plan (the "1995 Plan") that will effect the following changes:

    (i) eliminate the automatic share increase provisions of the 1995 Plan pursuant to which the number of shares available for issuance under the 1995 Plan would automatically increase on the first trading day in January in each of calendar years 2000 and 2001 by an amount equal to 1.6% of the total number of shares of Common Stock outstanding on the last trading day in the immediately preceding calendar year;

    (ii) eliminate the provisions of the 1995 Plan that would otherwise allow option grants to be made with exercise prices below the fair market value of the option shares on the grant date; and

    (iii) modify the option cancellation/regrant provisions of the 1995 Plan to require stockholder approval of any further repricing of outstanding options and to subject any subsequent changes to that requirement to additional stockholder approval.

    (iv) increase the maximum number of shares of the Common Stock authorized for issuance over the term of the 1995 Plan by an additional 1,500,000 shares, from 13,434,459 shares to 14,934,459 shares of Common Stock;

    (v) increase the limitation on the maximum number of shares for which any one individual may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances over the term of the 1995 Plan from 1,600,000 shares to 2,400,000 shares;

    (vi) revise the provisions of the automatic option grant program in effect for non-employee Board members so that the annual 4,000-share option grant made to each continuing non-employee Board member would be fully vested upon grant rather than vesting in quarterly installments over the two-year period measured from the grant date.

  The proposed 1,500,000 share increase will assure that a sufficient reserve of Common Stock remains available under the 1995 Plan in order to allow the Company to continue to utilize equity incentives to attract and retain the services of key individuals essential to the Company's long-term growth and success. The Company relies significantly on equity incentives in the form of stock option grants in order to attract and retain key employees in the market in which the Company competes for such talented individuals. The Company believes that such equity incentives are necessary for the Company to remain competitive in the marketplace for executive talent and other key employees. Option grants will be made under the 1995 Plan to newly hired and continuing employees on the basis of competitive market factors and individual performance levels.

  The proposed change to the limitation on the maximum number of shares for which any one individual may be granted stock options, separately-exercisable stock appreciation rights and direct issuances under the 1995 Plan will provide the Company with the continuing opportunity to structure equity incentive awards for senior management so that the compensation deemed paid to the Company's executive officers in connection with their exercise of stock options or stock appreciation rights granted under the 1995 Plan will qualify as tax-deductible performance-based compensation under the federal tax laws which will not otherwise be subject to the $1 million limitation per covered individual on the tax deductibility of compensation paid to certain executive officers of the Company.

  The proposed change to the vesting provisions in effect for the annual option grants made under the automatic option grant program is intended to mitigate the compensation expense the Company may otherwise be required to recognize for financial reporting purposes in the event the proposed treatment of non-employee director option grants set forth in the March 31, 1999 Exposure Draft of the Financial Accounting Standards Board is adopted.

  The remaining amendments have been made to align more closely the interests of the option holders with those of the stockholders by eliminating certain dilutive features of the 1995 Plan such as below-market option grants and the automatic increase to the share reserve scheduled for calendar years 2000 and 2001 and by subjecting any future option re-pricing programs to stockholder approval.

  The 1,500,000-share increase in the maximum number of shares available for issuance under the 1995 Plan and the 800,000-share increase to the per-participant limit under the 1995 Plan were authorized by the Board in March 1999 and re-authorized by the Board in October 2000. The remaining amendments to the 1995 Plan, which are the subject of this Proposal, were adopted by the Board in June 1999 and re-adopted by the Board in August and October 2000.

  The following is a summary of the principal features of the 1995 Plan, as so amended. This summary does not, however, purport to be a complete description of all the provisions of the 1995 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Chief Financial Officer at the Company's principal executive offices in Campbell, California.

Equity Incentive Programs

  The 1995 Plan consists of three separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) a Stock Issuance Program and (iii) an Automatic Option Grant Program. The principal features of each of these programs are described below. The Compensation Committee of the Board administers the provisions of the 1995 Plan (other than the Automatic Option Grant Program) with respect to all officers and directors of the Company subject to the short-swing trading restrictions of the federal securities laws ("Section 16 Insiders"). With respect to all other participants, the 1995 Plan may be administered by either the Compensation Committee or a special stock option committee (the "Secondary Committee") comprised of one or more Board members appointed by the Board or by the entire Board itself. Each entity, whether the Compensation Committee, the Secondary Committee or the Board, will be referred to in this summary as the Plan Administrator with respect to its particular administrative functions under the 1995 Plan, and each Plan Administrator will have complete discretion (subject to the provisions of the 1995 Plan) to authorize option grants and direct stock issuances under the 1995 Plan within the scope of its administrative jurisdiction. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by any Plan Administrator with respect to the grants made under such program.

Share Reserve

  13,434,459 shares of Common Stock have been reserved for issuance over the 10 year term of the 1995 Plan, including the 714,834-share increase effected on January 2, 1999 pursuant to the automatic share increase feature of the 1995 Plan that was in effect for the 1999 calendar year (but not including any January 3, 2000 automatic share increase). Pursuant to the automatic share increase provisions of the 1995 Plan approved by the stockholders at the 1998 Annual Meeting, the share reserve was to increase automatically on the first trading day of January each calendar year, beginning with the 1998 calendar year and ending with calendar year 2001, by an amount equal to 1.6% of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year. However, if the stockholders approve this Proposal 2, the automatic share increases scheduled for calendar years 2000 and 2001 will not take effect, but the share reserve would be increased by 1,500,000 shares for a total of 14,934,459 shares of common stock reserved for issuance under the plan.

  Should any option terminate prior to exercise in full, the shares subject to the unexercised portion of that option will be available for subsequent option grants. In addition, any unvested shares issued under the 1995 Plan and subsequently repurchased by the Company at the option exercise or direct issue price paid per share pursuant to the Company's repurchase rights under the 1995 Plan will be added back to the number of shares of Common Stock reserved for issuance under the 1995 Plan and will accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances made under the 1995 Plan. However, shares subject to any option surrendered in accordance with the stock appreciation right provisions of the 1995 Plan will not be available for subsequent issuance.

  Before the proposed amendment, in no event could any one participant in the 1995 Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 1,600,000 shares in the aggregate under the 1995 Plan. However, if approved the limitation on the maximum number of shares would be increased from 1,600,000 shares to 2,400,000 shares.

Changes in Capitalization

  If any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to
(i) the maximum number and class of securities issuable under the 1995 Plan,
(ii) the maximum number and class of securities for which any one participant may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1995 Plan, (iii) the number and class of securities for which option grants will subsequently be made under the Automatic Option Grant Program to each newly-elected or continuing non-employee Board member and (iv) the number and class of securities and the exercise price per share in effect under each outstanding option under the Plan. All such adjustments will be designed to preclude the enlargement or dilution of participant rights and benefits under the 1995 Plan.

Eligibility

  Employees, non-employee Board members, and independent consultants and advisors to the Company and its subsidiaries (whether now existing or subsequently established) will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board will also be eligible to participate in the Automatic Option Grant Program.

  As of September 30, 2000, 4 executive officers, 3 non-employee Board members and approximately 854 other employees were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs, and the 3 non-employee Board members were also eligible to participate in the Automatic Option Grant Program.

Valuation

  The fair market value per share of Common Stock on any relevant date under the 1995 Plan will be the closing selling price per share on that date on the Nasdaq National Market. On September 29, 2000, the closing selling price of the Company's Common Stock was $7.00 per share.

                      Discretionary Option Grant Program

Grants

  The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants or stock issuances, the time or times when such grants or issuances are to be made, the number of shares subject to each such grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. All expenses incurred in administering the 1995 Plan will be paid by the Company.

Price and Exercisability

  The exercise price per share for options granted under the Discretionary Option Grant Program may not be, if the proposed amendment is approved, less than the fair market value per share of Common Stock on the option grant date. No option will have a term in excess of 10 years, and each option will generally become exercisable in one or more installments over the optionee's period of service with the Company. Also, one or more options may be granted that are immediately exercisable for all the option shares, but any shares acquired under those options will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of service with the Company prior to vesting in those shares. Finally, one or more options may be granted that are immediately vested for all the option shares and are not subject to any repurchase right. The Plan Administrator may at any time cancel the Company's outstanding repurchase rights with respect to any such unvested shares and thereby accelerate the vesting of those shares.

  The exercise price may be paid in cash or in shares of the Common Stock. Outstanding options may also be exercised through a same-day sale program pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

  No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan.

Termination of Service

  Upon the optionee's cessation of employment or service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. However, at any time while the options remain outstanding, the Plan Administrator will have complete discretion to extend the period following the optionee's cessation of employment or service during which his or her outstanding options may be exercised. The Plan Administrator will also have complete discretion to accelerate the exercisability or vesting of those options in whole or in part at any time.

Stock Appreciation Rights

  The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

   Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

   Limited stock appreciation rights may be provided to one or more Section 16 insiders as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the highest price per share of Common Stock paid in connection with the tender offer over (b) the exercise price payable for such share.

Cancellation and Regrant of Options

  Before the proposed amendment, the Plan Administrator had the authority to effect the cancellation of any or all options outstanding under the 1995 Plan and to grant, in substitution therefor, new options covering the same or different numbers of shares of Common Stock but with an exercise price per share based upon the fair market value of the Common Stock on the new grant date. However, if the proposed amendment is approved, no option cancellation/regrant programs can be effected after the amendment without prior stockholder approval, and any subsequent amendment or other change to this stockholder-approval requirement must also be approved by the stockholders.

  On July 15, 1998, the Plan Administrator implemented an option cancellation/regrant program for all employees and the non-employee directors of the Company, excluding the Company's executive officers. Pursuant to that program, each participant was given the opportunity to surrender his or her outstanding options under the 1995 Plan with exercise prices in excess of $5.8125 per share in return for a new option grant for the same number of shares but with an exercise price of $5.8125 per share, the closing selling price per share of Common Stock as reported on the Nasdaq National Market on July 31, 1998, the grant date of the new option. Options for a total of 2,746,354 shares with a weighted average exercise price of $16.45 per share were surrendered for cancellation, and new options for the same number of shares were granted with an exercise price of $5.8125 per share. The new options granted to employees did not vest or become exercisable unless the participant continued in the Company's employ through January 31, 1999. On that date, the option became exercisable for (i) the number of shares for which the cancelled higher-priced option was exercisable on July 31, 1998 plus
(ii) the number of shares for which the higher-priced option would have become exercisable over the period from August 1, 1998 to January 31, 1999 had that option not been cancelled. The new option will become exercisable for the balance of the option shares in a series of installments, with each such installment to become exercisable on the same date that installment would have become exercisable under the cancelled higher-priced option. In addition, each new option will vest and become exercisable on an accelerated basis in the event the Company were to be acquired by a merger or asset sale in which those options were not assumed by the successor entity.

  The non-employee Board members also elected to participate in the option cancellation/regrant program pursuant to which certain outstanding options they had previously received under the Automatic Grant Program with exercise prices substantially in excess of $5.8125 per share were cancelled, and new options for the same number of shares were granted to them with an exercise price of $5.8125 per share, the fair market value per share of Common Stock on the grant date of those new options. Each of the new options is immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each new option vested in a series of 8 successive equal quarterly installments upon the optionee's completion of each successive 3-month period of Board service over the 24-month period measured from the July 31, 1998 grant date.

                            Stock Issuance Program

  Shares may be sold under the Stock Issuance Program at a price per share not less than their fair market value, payable in cash or through a promissory note payable to the Company. Shares may also be issued as a bonus for past services.

  The shares issued as a bonus for past services will be fully vested upon issuance. All other shares issued under the program will be subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the 1995 Plan.

                        Automatic Option Grant Program

  Under the Automatic Option Grant Program, non-employee Board members will receive option grants at specified intervals over their period of Board service. All grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of such program.

  Each individual serving as a non-employee Board member on February 1, 1996 was automatically granted on that date a non-statutory option to purchase 40,000 shares of Common Stock. (All share numbers in this section pertaining to pre-September 1997 periods have been adjusted to reflect the September 1997 one-for-one common stock dividend.) Each individual who first becomes a non-employee Board member after February 1, 1996, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment, a non-statutory option to purchase 40,000 shares of Common Stock, provided such individual has not previously been in the Company's employ.

  On the date of each Annual Meeting, beginning with the 1997 Annual Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not such individual is standing for re-election at that particular Annual Meeting, will automatically be granted a non-statutory option to purchase 4,000 shares of Common Stock, provided such individual has not received an option grant under the Automatic Option Grant Program within the preceding 6 months. There will be no limit on the number of such 4,000-share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the Company's employ will be eligible to receive one or more of those annual grants.

  Each automatic option grant will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the grant date. The option will have a maximum term of 10 years, subject to earlier termination at the end of the 12 month period measured from the date of the optionee's cessation of Board service. Each option will be immediately exercisable for all of the option shares. However, currently any shares purchased under any automatic option grant are subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares vest in a series of 8 successive equal quarterly installments upon the optionee's completion of each successive 3-month period of Board service over the 24-month period measured from the grant date. If the proposed amendment is approved, however, all annual 4,000 share grants shall be fully vested upon grant.

  Each automatic option will remain exercisable for a twelve month period following the optionee's cessation of service as a Board member. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable post-service exercise period, the option may not be exercised for more than the number of option shares (if any) in which the Board member is vested at the time of his or her cessation of Board service.

  The shares subject to each automatic option grant which is subject to vesting requirements, will immediately vest upon (i) the optionee's death or permanent disability while a Board member, (ii) an acquisition of the Company by merger or asset sale, (iii) the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock or (iv) a change in the majority of the Board effected through one or more proxy contests for Board membership.

  Upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock, each outstanding automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the highest price per share of Common Stock paid in connection with such tender offer over
(b) the exercise price payable for such share. Stockholder approval of this proposal two will also constitute pre-approval of each option granted with such a surrender right on or after the date of the Annual Meeting and the subsequent exercise of that right in accordance with the foregoing terms.

  The remaining terms and conditions of each automatic option grant will in general conform to the terms summarized above for option grants made under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.

                              General Provisions

Acceleration

  If the Company is acquired by merger or asset sale, each outstanding option under the 1995 Plan that is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the 1995 Plan will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. If the optionee's service with the Company or any successor entity is subsequently terminated within 18 months after the acquisition, any options that are assumed in connection with such acquisition will immediately become exercisable for all the option shares, and any unvested shares that do not vest at the time of such acquisition will immediately vest in full. However, the Plan Administrator has the authority to grant options that will immediately vest upon an acquisition of the Company, regardless of whether those options are assumed by the successor corporation. The Plan Administrator also has the discretionary authority to provide for the full and immediate vesting of all outstanding stock options and unvested shares under the Discretionary Option Grant and Stock Issuance Programs in connection with a change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or a change in the majority of the Board by reason of one or more proxy contests for the election of Board members), with such vesting to occur either at the time of such change in control or upon the subsequent termination of the individual's service.

  The acceleration of vesting upon a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Financial Assistance

  The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options or the purchase of shares under the 1995 Plan. The Plan Administrator will have complete discretion to determine the terms of any such financial assistance. However, the maximum amount of financing provided any individual may not exceed the cash consideration payable for the issued shares plus all applicable taxes. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

Option Grants

  The table below shows, as to each of the executive officers named below and the various other indicated persons and groups, the following information with respect to stock option grants effected during the period from January 1, 1999 through December 31, 1999: (i) the number of shares of Common Stock subject to options granted under the 1995 Plan during that period; and (ii) the weighted average exercise price payable per share under such options.

                              OPTION TRANSACTIONS

                                                     Options   Weighted Average
                                                     Granted    Exercise Price
                                                    (Number of    of Granted
                       Name                          Shares)     Options ($)
                       ----                         ---------- ----------------
George P. Roberts.................................          0         --
 Chief Executive Officer and Chairman of the Board
  of Directors

Pier G. Antoniucci................................          0         --
 Former President and Former Chief Operating
  Officer

Paul T. Obert.....................................     30,000        3.97
 Former Senior Vice President, No./So. America,
  Asia

Sunil B. Poduval..................................     75,000        3.97
 Former Vice President, European Operations

Michael J. Sophie.................................          0         --
 Former Chief Financial Officer and Former Vice
  President, Finance and Administration

Robert E. Collins.................................     19,161        5.22
 Former Chief Financial Officer and Former Vice
  President, Finance and Administration

John R. Wood......................................     20,000        3.97
 Senior Vice President, Engineering

All current executive officers as a group (6
 persons).........................................    300,000        4.70
All current non-employee directors as a group (3
 persons).........................................     40,000        4.44
All employees (other than executive officers) as a
 group (115 persons)..............................  1,113,350        4.47

  As of September 30, 2000, options covering 6,381,470 shares of Common Stock were outstanding under the 1995 Plan, 11,309 shares remained available for future option grant or direct issuance and 7,107,613 shares have been issued pursuant to the exercise of outstanding options under the 1995 Plan.

Amendment and Termination

  The Board may amend or modify the 1995 Plan in any or all respects whatsoever, subject to any stockholder approval required under applicable law or regulation or pursuant to the express provisions of the 1995 Plan summarized above. The Board may terminate the 1995 Plan at any time, and the 1995 Plan will in all events terminate on January 10, 2005.

Federal Income Tax Consequences

  Options granted under the 1995 Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

  Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal income tax purposes, dispositions are divided into two categories: qualifying dispositions and disqualifying dispositions. A qualifying disposition occurs if the sale or other disposition is made more than 2 years after the option grant date and more than 1 year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

  Upon a qualifying disposition, the optionee will recognize long-term capital gain or loss in an amount equal to the excess or shortfall of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

  If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

  Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

  If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

  The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights

  An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

Direct Stock Issuance

  The tax principles applicable to direct stock issuances under the 1995 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Deductibility of Executive Compensation

  The Company anticipates that any compensation deemed paid by it in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid under the 1995 Plan with respect to such dispositions or exercises will remain deductible by the Company without limitation under Code Section 162(m).

Accounting Treatment

  Under APB Opinion No. 25, which the Company has elected to apply to its equity compensation, options granted to employees and non-employee directors under the 1995 Plan should not result in any direct charge to the Company's reported earnings because the exercise price must be at least 100% of fair market value of the underlying stock on the date of grant. However, the fair value of those options must be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in footnotes to the Company's financial statements, the pro-forma impact those options would have upon the Company's reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

  If shares are acquired under the Stock Issuance Program for less than 100% of fair market value of the underlying stock on the date of acquisition, the difference between such fair market value and such exercise price must be recorded as compensation expense over the vesting period of the option.

  At the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Common Stock subject to each outstanding tandem stock appreciation rights held by an employee or non-employee director has increased from the prior quarter-end would be accrued as direct compensation expense, to the extent such fair market value exceeds the aggregate exercise price in effect for those rights. A limited stock appreciation right held by an employee or non-employee director will generally result in a compensation expense only if, at the time that, it is triggered, in which case the amount of the compensation expense would equal the excess of the fair market value of the underlying common stock at such time over the exercise price.

  In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44 to APB Opinion No. 25. Under the Interpretation, options and other equity compensation granted to independent consultants (but not non-employee Board members) after December 15, 1998 will be subject to the fair value accounting rules of FAS 123 rather than APB Opinion No. 25. As a result, options granted to non-employee consultants and advisors after that date will generally result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date of that option and then subsequently on the vesting date of each installment of the underlying option shares. No charge will be required for periods before July 1, 2000 (the general effective date of the Interpretation); however, options granted to non-employee consultants and advisors after December 15, 1998 but before July 1, 2000 will result in a charge based on any increase in fair value of the options between July 1, 2000 and a subsequent vesting date. If an optionee changes status from an employee or non-employee director to a non-employee consultant or advisor or vice versa, then to the extent that any outstanding option held by such individual would continue to vest after such change in status, it will be deemed to have been newly granted to such individual in his new status for purposes determining whether there is compensation expense with respect to such option.

  In addition, any employee or non-employee director options that are repriced after December 15, 1998 would trigger a direct charge to the Company's reported earnings for each fiscal quarter beginning on and after July 1, 2000 equal to the amount (if any) by which the fair market value of the shares of Common Stock subject to each such option has increased from the prior quarter-end, to the extent that such fair market value exceeds the option exercise price.

Stockholder Approval

  The affirmative vote of a majority of the outstanding voting shares present or represented and entitled to vote at the 2000 Annual Meeting is required for approval of the amendments to the 1995 Plan. In the absence of such stockholder approval, none of the amendments to the 1995 Plan will be implemented. The 1995 Plan will, however, continue to remain in effect, and option grants and direct stock issuances may continue to be made.

Recommendation of the Board of Directors

  The Board of Directors unanimously recommends that the stockholders vote FOR the amendments to the 1995 Plan.

                                PROPOSAL THREE

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP independent public auditors for the Company during the 1999 Fiscal Year, to serve in the same capacity for the fiscal year ending December 31, 2000, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of PricewaterhouseCoopers LLP.

  If the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

  A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

  The Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2000.

                                 OTHER MATTERS

  The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                            OWNERSHIP OF SECURITIES

  The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of September 30, 2000, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director of the Company, (iii) the five persons serving as executive officers of the Company on December 31, 1999 who were the most highly compensated by the Company in 1999, (iv) two additional persons (Messrs. Antoniucci and Sophie) who were executive officers at some times during 1999 but not on December 31, 1999, and whose cash compensation would have placed them among the five most highly-compensated executive officers for 1999, and (v) all current directors and executive officers as a group. Each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                               Percentage
                                                    Shares     of Shares
                                                 Beneficially Beneficially
                Beneficial Owner                  Owned (#)     Owned(1)
                ----------------                 ------------ ------------ ---
State of Wisconsin Investment Board.............  14,199,300      17.7
 P.O. Box 7842
 Madison, WI 53707
Firsthand Capital Management, Inc. .............  10,981,800      13.7
 101 Park Center Plaza, Ste. 1300
 San Jose, CA 95113
George P. Roberts(2)............................   1,322,405       1.7
Pier G. Antoniucci..............................      29,947        *
Paul T. Obert(3)................................      42,294        *
Sunil B. Poduval................................       8,800        *
Michael J. Sophie...............................         -0-        *
Robert E. Collins(4)............................      61,979        *
John R. Wood(5).................................     132,176        *
John A. Hawkins(6)..............................      30,000        *
Brian T. Josling(7).............................      20,000        *
M. Bernard Puckett(8)...........................      81,332        *
James J. Sobczak(9).............................     126,909        *
All current directors and executive officers as
 a group (9 persons)(10)........................   1,825,895       2.3

--------
  * Less than one percent of the outstanding Common Stock

 (1) Percentage of ownership is based on 80,357,688 shares of Common Stock outstanding on September 30, 2000. Shares of Common Stock subject to stock options that are currently exercisable or will become exercisable within 60 days after September 30, 2000 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

 (2) Includes 1,138,581 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after September 30, 2000.

 (3) Includes 44,402 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after September 30, 2000.

 (4) Includes 19,271 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after September 30, 2000.

 (5) Includes 88,958 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after September 30, 2000.

 (6) Includes 30,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after September 30, 2000.

 (7) Includes 20,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after September 30, 2000.

 (8) Includes 61,332 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after September 30, 2000.

 (9) Includes 137,750 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after September 30, 2000.

(10) Includes 1,528,726 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after September 30, 2000.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

  The following table provides certain information summarizing the compensation earned by (i) the five persons serving as executive officers of the Company on December 31, 1999 who were the most highly compensated by the Company in 1999, and (ii) two additional persons (Messrs. Antoniucci and Sophie) who were executive officers at some times during 1999 but not on December 31, 1999, and whose cash compensation would have placed them among the five most highly-compensated executive officers for 1999, for the 1999 Fiscal Year (collectively, the "1999 Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years. Messrs. Antoniucci, Poduval, Sophie, Obert and Collins are no longer employed by the Company.

                        1999 SUMMARY COMPENSATION TABLE

                                                       Annual       Number of
                                                    Compensation    Securities
                                                   --------------- ------------
                                                                    Long-Term
                                                   Salary   Bonus  Compensation
         Name and Principal Position          Year ($)(1)    ($)      Awards
         ---------------------------          ---- ------- ------- ------------
George P. Roberts............................ 1999 376,000       0         0
 Chief Executive Officer and                  1998 366,600       0   450,000
 Chairman of the Board of Directors           1997 330,069 358,000   300,000

Pier G. Antoniucci........................... 1999 270,000       0         0
 Former President and Chief Operating Officer 1998 270,855       0   200,000
                                              1997 244,962 165,000   200,000

Paul T. Obert................................ 1999 204,123       0    30,000
 Senior Vice President,                       1998 165,360  46,000    60,000
 No./So. America, Asia                        1997  18,461       0    35,000

Sunil B. Poduval............................. 1999 161,250 165,000    75,000
 Vice President, European Operations          1998 140,488       0    91,500
                                              1997 113,429       0    40,000

Michael J. Sophie............................ 1999 143,077       0         0
 Former Chief Financial Officer and Former    1998 195,000       0   200,000
 Vice President, Finance and Administration   1997 175,673 109,000   150,000

Robert E. Collins............................ 1999 142,308       0   175,000
 Former Chief Financial Officer and Former
 Vice President, Finance and Administration

John R. Wood................................. 1999 144,900       0    20,000
 Senior Vice President, Technology            1998 141,278       0    45,000
                                              1997 147,421  28,980    10,000

--------
(1) Includes amounts deferred under the Company's 401(k) Plan.

Option Grants

  The following table contains information concerning the stock option grants made in 1999 to each of the Named Executive Officers. No stock appreciation rights (SARs) were granted to these individuals during such fiscal year.

                                                                               Potential
                                                                           Realizable Value
                                                                           at Assumed Annual
                                                                            Rates of Stock
                                                                                 Price
                          Number of    % of Total                          Appreciation for
                         Securities     Options       Individual Grant       Option Term(1)
                         Underlying    Granted to  ----------------------- -----------------
                           Options    Employees in   Exercise   Expiration
                         Granted (#)  Fiscal Year  Price ($/Sh)    Date    5% ($)   10% ($)
                         -----------  ------------ ------------ ---------- ------- ---------
John R. Wood ...........    20,000(2)     1.32         3.97      08/17/09   48,914   126,498
Robert E. Collins.......    19,161(2)     1.32         5.22      04/19/09   62,887   159,369
                           155,839(2)    10.72         5.22      04/19/09  511,470 1,296,166
Paul T. Obert...........    30,000(2)     2.12         3.97       8/17/09   74,882   189,767
Sunil B. Poduval........    75,000(2)     5.31         3.97       8/17/09  187,206   474,417

--------
(1) There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(2) Each option is immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, should the individual cease service with the Company prior to vesting in those shares. Twenty-five percent (25%) of the option shares will vest upon the optionee's continuation in service through one year following the grant date and the balance of the shares will vest in 36 successive equal monthly installments upon the optionee's completion of each of the next 36 months of service thereafter. The shares subject to the option will immediately vest in full should (i) the Company be acquired by merger or asset sale in which the option is not assumed or replaced by the acquiring entity or (ii) the optionee's employment be involuntarily terminated within 18 months after certain changes in control or ownership of the Company.

Aggregated Option Exercises and Fiscal Year-End Values

  The table below sets forth certain information with respect to the Company's Chief Executive Officer and the other Named Executive Officers concerning the exercise of options during 1999 and unexercised options held by such individuals as of the end of such fiscal year. No SARs were exercised during 1999 nor were any SARs outstanding at the end of such fiscal year.

                                                      Number of Securities Underlying         Value of Unexercised in-the-Money
                            Shares      Aggregate    Unexercised Options at FY-End (#)              Options at FY-End(1)
                         Acquired on  Value Realized -------------------------------------    ---------------------------------
                         Exercise (#)     ($)(2)      Exercisable(3)       Unexercisable      Exercisable ($) Unexercisable ($)
                         ------------ -------------- -----------------    ----------------    --------------- -----------------
George P. Roberts.......         0             0                 869,164              544,168    1,795,644        1,815,609
Pier G. Antoniucci......    84,744       258,993                       0                    0            0                0
Paul T. Obert...........         0             0                  22,395               67,605       89,857          308,577
Sunil B. Poduval........    39,750       138,106                   5,344              128,542       10,460          624,592
Michael J. Sophie.......    54,639       151,212                 161,879                    0       76,597                0
John J. Wood............         0             0                  68,641               56,356      245,928          278,292
Robert E. Collins.......         0             0                       0              175,000            0          634,384

--------
(1) Based on the fair market value of the option shares at the 1999 Fiscal Year-end ($8.844 per share based on the closing selling price on the Nasdaq National Market as of December 31, 1999) less the exercise price.

(2) Based on the fair market value of the shares on the exercise date less the exercise price paid for those shares.

(3) The exercisable options are immediately exercisable for all the option shares. However, any shares purchased under the options are subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee's cessation of service prior to vesting in such shares. As of December 31, 1999, the following number of shares were unvested: Mr. Roberts--544,168 shares; Mr. Wood--56,356 shares; Mr. Collins--175,000 shares. Mr. Bean--114,793; Mr. Poduval--128,542; Mr. Obert--67,605.

Employment Contracts, Termination of Employment Arrangements and Change of Control Agreements

  The Compensation Committee of the Board of Directors, as Plan Administrator of the 1995 Stock Option/Stock Issuance Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to any outstanding options held by the Chief Executive Officer and any other executive officer or any unvested share issuances actually held by such individual, in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following the change in control event.

  The Company has entered into severance agreements (the "Agreements") with George Roberts, Chairman of the Board of Directors and Chief Executive Officer, and James Sobczak, President and Chief Operating Officer (individually, the "Officer" and collectively the "Officers"), dated December 15, 1997 and September 10, 1999, respectively. Each of these Agreements provides for the following benefits should the Officer's employment terminate, either voluntarily or involuntarily, for any reason within 24 months following a Change in Control: (a) a severance payment in an amount equal to 2 times his annual rate of base salary; (b) a bonus in an amount equal to the greater of either (i) 2 times the full amount of the Officer's target bonus for the fiscal year in which the termination occurs or (ii) 2 times the full amount of his target bonus for the fiscal year in which a Change in Control occurs; (c) the shares subject to each outstanding option held by the Officer (to the extent not then otherwise fully vested) will automatically vest so that each such option will become immediately exercisable for all the option shares as fully-vested shares (notwithstanding anything in this Proxy Statement to the contrary); and (d) the Company will, at its own expense, provide (i) Mr. Sobczak and his dependents with continued health care coverage for a period of up to 24 months following his termination of employment, and (ii) Mr. Roberts and his dependents with continued health care coverage for life. A Change in Control will be deemed to occur under the Agreements upon: (a) a merger or consolidation in which securities possessing 50% or more of the total combined voting power of the Company's outstanding securities are transferred to person or persons different from the persons holding those securities immediately prior to such transaction, (b) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company; (c) a hostile take-over of the Company, whether effected through a tender offer for more than 25% of the Company's outstanding voting securities or a change in the majority of the Board by one or more contested elections for Board membership; or (d) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than 30% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders. In addition, each Officer will be entitled to a full tax gross-up to the extent one or more of the severance benefits provided under his Agreement are deemed to constitute excess parachute payments under the federal income tax laws.

  In addition, the Company entered into a separation agreement with Robert Collins, Former Chief Financial Officer/Vice President of Finance and Administration, calling for continuation of his salary ($200,000 per annum) from August 29, 2000 through August 14, 2001. The Company also agreed to pay the required premium for COBRA fringe benefits coverage for Mr. Collins and his eligible dependents for the same period (or, if sooner, until he commences new employment with equivalent or better benefits coverage). In addition, Mr. Collins will vest, over the same period, in 43,750 of his stock options which were unvested at the date his employment terminated.

  The Company does not have any existing agreements with the Chief Executive Officer or any other executive officer named in the Summary Compensation Table that establish a specific term of employment for them, and their employment may accordingly be terminated at any time at the discretion of the Board of Directors. The Compensation Committee of the Board of Directors has the authority as Plan Administrator of the 1995 Plan to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Company's executive officers, whether granted under that plan or any predecessor plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following certain changes in control or ownership of the Company.

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee of the Company's Board of Directors currently consists of Mr. Josling and Mr. Hawkins. Neither of these individuals was an officer or employee of the Company at any time during the 1999 Fiscal Year or at any other time.

  No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                    REPORT OF THE COMPENSATION COMMITTEE OF

               THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  "The Compensation Committee of the Board of Directors is responsible for establishing the base salary and incentive cash bonus programs for the Company's executive officers. The Committee also has the exclusive responsibility for the administration of the Company's 1995 Stock Option/Stock Issuance Plan, under which grants may be made to executive officers and other key employees of the Company.

Compensation Philosophy

  Since the initial public offering of the Company's Common Stock in March 1995, it has been the Committee's policy and objective to provide the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company, the enhancement of corporate and stockholder values, the market levels of compensation in effect at companies with which the Company competes for executive talent and the personal performance of such individuals. The primary factors that the Committee considered in establishing the compensation levels of the executive officers for the 1999 fiscal year are summarized below. The Committee may, however, in its discretion, apply different factors in setting executive compensation for future fiscal years.

  It is the Committee's current objective to have a significant portion of each officer's compensation contingent upon the Company's performance as well as upon the officer's own level of performance. Accordingly, the compensation package for each executive officer and key employee is comprised of three elements: (i) base salary that reflects individual performance and is designed primarily to be competitive with salary levels in effect at a select group of companies with which the Company competes for executive talent, (ii) annual performance awards payable in cash and based upon the Company's financial performance and the market performance of the Company's common stock and (iii) long-term equity incentive awards with overlapping vesting schedules that strengthen the mutuality of interests between the executive officers and the Company's stockholders while fostering retention of existing personnel.

  The Committee recognizes that the highly-specialized industry sector in which the Company operates is both extremely competitive and globally-challenging, with the result that there is substantial demand for high-caliber, seasoned executives with a high level of industry-specific knowledge and industry contacts, especially overseas contacts. It is crucial that the Company reward and be assured of retaining the executive personnel essential to the attainment of the Company's performance goals. For these reasons, the Committee believes the Company's executive compensation arrangements must remain competitive with those offered by other companies of similar magnitude, complexity and performance records (the "peer group") in order to provide adequate incentive to the Company's executive officers to continue to provide services to the Company.

Cash Compensation

  A key objective of the Company's current executive compensation program is to position its key executives to earn annual cash compensation (base salary plus bonus) equaling or exceeding that which the executive would earn at other peer group companies. During 1999, the Committee reviewed and relied on technology industry compensation surveys in its assessment of appropriate compensation levels.

  The Fiscal Year 1999 base salaries for the named executive officers are based upon a number of factors, including, without limitation, each executive's performance and contribution to overall Company performance and the levels of base salary in effect for comparable positions with the peer group companies. Base salary decisions are made as part of a formal review process. Generally, the base salaries of the Company's executive officers for the 1999 fiscal year ranged from the 10th percentile to the 75th percentile of the salaries surveyed for comparable positions at the peer group companies. In defining "peer group companies," the Company considered companies with revenues between $100 million and $200 million. In 1999, the Company was, and at the beginning of 2000, the Company expects to be in 2000, in the range from $200 million to $500 million in revenues. In comparison to other companies in the $200 million to $500 million range, the base salaries for the Company's executive officers as of the beginning of the 2000 fiscal year ranged from the 10th percentile to the 50th percentile. This should not be construed as a continuing prediction that the Company's 2000 revenues will exceed $200 million.

  For purposes of the stock price performance graph that appears later in this Proxy Statement, the Company has selected the Standard & Poor's Communications Equipment Manufacturers Index as the industry index. Several of the companies included in that index were also among the companies that the Committee surveyed as part of the peer group for comparative compensation purposes. However, in selecting companies to survey for such compensation purposes, the Committee focused primarily on whether those companies were actually competitive with the Company in seeking executive talent and whether those companies had a management style and corporate culture and annual revenues similar to the Company's. For this reason, the number of companies surveyed for compensation data was substantially less than the number of companies included in the Standard & Poor's Communications Equipment Manufacturers Index.

  The annual incentive compensation provided to the Company's executive officers is in the form of cash bonuses based on the Committee's assessment of the Company's financial performance for the year and the individual officer's contribution to that performance. For the 1999 fiscal year, the Committee determined not to award any cash bonus to the executive officers.

Stock Options

  Equity incentives are provided primarily through stock option grants under the 1995 Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The shares subject to each option generally vest in installments over a two-to-four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.

  The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term, and the individual's personal performance in recent periods. The Committee will also take into account the executive officer's existing holdings of the Company's Common Stock and the number of vested and unvested options held by that individual in order to maintain an appropriate level of equity incentive. However, the Committee does not intend to adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

Chief Executive Officer Performance and Compensation

  In setting the base salary for Mr. Roberts for the 1999 fiscal year, the Committee sought to achieve two objectives: (i) make his base salary competitive with the base salaries paid to the chief executive officers of the same peer group of companies that the Committee surveyed for comparative compensation purposes for all other executive officers of the Company and (ii) make a significant percentage of his total compensation package contingent upon Company performance. For the 1999 fiscal year, the base salary of Mr. Roberts was set at the 75th percentile of the base salary levels in effect for those other chief executive officers. In comparison to companies in the range from $200 million to $500 million in revenues, Mr. Roberts' base salary was at the

50th percentile of the base salary levels for those chief executive officers. As indicated above, the Committee decided not to award any cash bonus to Mr. Roberts or any other executive officer for the 1999 fiscal year.

  It is the Committee's view that the total compensation package provided Mr. Roberts for the 1999 fiscal year is competitive with the typical compensation packages awarded to chief executive officers in the Company's peer group.

Compliance with Internal Revenue Code Section 162(m)

  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation to be paid to the Company's executive officers for the 1999 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal 1999 will exceed that limit. Options granted under the Company's 1995 Plan are structured so that any compensation deemed paid to an executive officer in connection with the exercise of those options will qualify as performance-based compensation that will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

  It is the opinion of the Compensation Committee that the executive compensation policies and programs in effect for the Company's executive officers provide an appropriate level of total remuneration that properly aligns the Company's performance and the interests of the Company's stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term."

                                          Brian T. Josling
                                          Member, Compensation Committee

                                          John A. Hawkins
                                          Member, Compensation Committee

Stock Performance Graph

  The graph depicted below shows a comparison of cumulative total stockholder returns for the Company, the Standard & Poor's 500 Index and the Standard & Poor's Communications Equipment Manufacturers Index.

                              [PERFORMANCE GRAPH]

                              S&P Communications
               S&P 500        Equipment Index        P-Com
Mar-95         500.71               91.16            4.813
Jun-95         544.75              107.58            5.906
Sep-95         584.41              124.72           11.188
Dec-95         615.93              125.77               10
Mar-96          645.5              131.43           10.063
Jun-96         670.63              151.67            15.75
Sep-96         687.31               162.1           12.375
Dec-96         740.74              166.24           14.813
Mar-97         757.12              142.65               13
Jun-97         885.14              190.87             16.5
Sep-97         947.28              212.12           23.938
Dec-97         970.43              200.74            17.25
Mar-98        1101.75              268.43               20
Jun-98        1133.84              324.71            9.156
Sep-98        1017.01               279.2            3.906
Dec-98        1229.23              427.74            3.984
Mar-99        1286.37              465.57            7.625
Jun-99        1372.71              578.61            5.234
Sep-99        1282.71              599.18                7
Dec-99        1469.25              943.56            8.844

--------
(1) The graph covers the period from March 2, 1995, the date of the Company's initial public offering of shares of its Common Stock, to December 31, 1999.

(2) The graph assumes that $100 was invested on March 2, 1995, in the Company's Common Stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

                             CERTAIN TRANSACTIONS

  In addition to the indemnification provisions contained in the Company's Restated Certificate of Incorporation and Bylaws, the Company has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Company, among other things, to indemnify such director or officer against expenses (including attorneys' fees), judgments, fines and settlements (collectively, "Liabilities") paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Company (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company.

  Mr. Robert's adult son and Mr. Antoniucci's adult daughter each held a minority interest in a private company that supplied synthesizers to the Company for use in its products. To date, the Company has purchased approximately $10.5 million of synthesizers from each supplier, including approximately $298,324 in 1999 which is down from $965,000 in 1998. Due to the fact that such supplier ceased operation in 1999, the percentage of sales from P-Com of such supplier cannot be ascertained. The terms of the Company's purchase agreement with such supplier were no less favorable to the company than could be obtained from an unaffiliated third party supplier. The Company also purchased synthesizers from several unaffiliated third entities, including qGeritel S.p.A., Communication Techniques, Inc. and SPC Electronics Corp., at competitive prices approximately equal to those of such supplier. Each such adult is financially independent of his or her parent and resides at a different address from his or her parent.

  In connection with certain relocation expenses, the Company issued a promissory note in the amount of $250,000 to Mr. Sobczak. This note is interest free and payable one year after Mr. Sobczak leaves the Company. In addition, P-Com agreed to pay for certain fees and services in connection with the sale of Mr. Sobczak's home in Pennsylvania so that he may complete his relocation to California. We anticipate these fees and services to amount to approximately $55,000.

  All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the independent and disinterested members of the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, that require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 1999 Fiscal Year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1999 Fiscal Year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and greater than ten percent beneficial owners.

                                 ANNUAL REPORT

  A copy of the Annual Report of the Company for the 1999 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The 1999 Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                                   FORM 10-K

  The Company filed an Annual Report on Form 10-K/A (for the year ended December 31, 1999) with the Securities and Exchange Commission on April 24, 2000. Stockholders may obtain a copy of this report, without charge, by writing to Mr. Leighton Stephenson, Chief Financial Officer and Vice President, Finance and Administration of the Company, at the Company's principal executive offices that are located at 3175 South Winchester Boulevard, Campbell, California 95008.

                                          THE BOARD OF DIRECTORS OF P-COM,
                                           INC.

Dated: October 30, 2000

                                  P-COM, INC.
                     1995 STOCK OPTION/STOCK ISSUANCE PLAN
                     -------------------------------------


               As Amended and Restated Through November 30, 2000
          (Assuming Stockholder Approval at the 2000 Annual Meeting)


                                  ARTICLE ONE

                               GENERAL PROVISIONS



      I.  PURPOSE OF THE PLAN

          This 1995 Stock Option/Stock Issuance Plan is intended to promote the interests of P-COM, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

     II.  STRUCTURE OF THE PLAN

          A.  The Plan shall be divided into three separate equity programs:

                    (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

                    (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

                    (iii) the Automatic Option Grant Program under which Eligible Directors shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

          B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

     III. ADMINISTRATION OF THE PLAN

          A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Except to the extent the Primary Committee is granted sole and exclusive authority under one or more specific provisions of the Plan, administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in these programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. The members of the Secondary Committee may be individuals who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

          B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant or Stock Issuance Program under its jurisdiction or any option or stock issuance thereunder.

          D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

          E. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to option grants made thereunder.

     IV.  ELIGIBILITY

          A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

                    (i)   Employees,

                    (ii) non-employee members of the Board or of the board of directors of any Parent or Subsidiary, and

                    (iii) consultants or other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

          B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine,
(i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares.

          C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

          D. The individuals eligible to receive option grants under the Automatic Option Grant Program shall be limited to (i) those individuals who were serving as non-employee Board members on February 1, 1996, (ii) those individuals who first become non-employee Board members after February 1, 1996, whether through appointment by the Board or election by the Corporation's stockholders, and (iii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after February 1, 1996. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an initial 40,000-share option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but such individual shall be eligible to receive periodic option grants under the Automatic Option Grant Program upon his or her continued service as a non-employee Board member.

     V.   STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 14,934,459 shares. Such authorized share reserve is comprised of (i) the number of shares which remained available for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Corporation's stockholders prior to such date, including the shares subject to the outstanding options incorporated into the Plan and any other shares which would have been available for future option grants under the Predecessor Plan, (ii) an additional increase of 640,000 shares of Common Stock previously authorized by the Board and approved by the Corporation's stockholders prior to the Plan Effective Date, (iii) an additional increase of 1,600,000 shares of Common Stock authorized by the Board on February 1, 1996 and approved by the Corporation's stockholders at the 1996 Annual Meeting, (iv) a further increase of 3,000,000 shares of Common Stock authorized by the Board in April 1997 and approved by the stockholders at the 1997 Annual Meeting, (v) the 683,737 shares of Common Stock added to the share reserve on January 2, 1998 by reason of the automatic share increase provisions of Section V.B of this Article One, (vi) a further increase of 3,500,000 shares of Common Stock authorized by the Board on March 11, 1998 and approved by the Corporation's stockholders at the 1998 Annual Meeting, (vii) the 714,834 shares of Common Stock added to the share reserve on January 4, 1999 by reason of the automatic share increase provisions of Section V.B of this Article One, plus
(viii) a further increase of 1,500,000 shares of Common Stock authorized by the Board in October 2000 and approved by the stockholders at the 2000 Annual Meeting.

          B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of each of the 1998 and 1999 calendar years by an amount equal to one and six-tenths percent (1.6%) of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year. No Incentive Options may be granted on the basis of the additional shares of Common Stock resulting from such annual increases. The automatic share increases previously approved by the stockholders for calendar years 2000 and 2001 shall not be implemented.

          C. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 2,400,000 shares of Common Stock in the aggregate over the term of the Plan. The increase to this limitation from 1,600,000 shares to 2,400,000 shares was authorized by the Board in October 2000 and approved by the Stockholders at the 2000 Annual Meeting.

          D. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options (including any options incorporated from the Predecessor Plan) expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regnant provisions of

Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original option exercise or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan (including any option incorporated from the Predecessor Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

          E. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances over the term of the Plan, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made per Eligible Director under the Automatic Option Grant Program and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the Predecessor Plan) in order to prevent the dilution or enlargement of benefits thereunder. The adjustments deter-mined by the Plan Administrator shall be final, binding and conclusive.

                                  ARTICLE TWO

                      DISCRETIONARY OPTION GRANT PROGRAM
                      ----------------------------------

  I.  OPTION TERMS

      Each granted option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

      A.   Exercise Price.
           --------------

           1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

           2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option grant, be payable in one or more of the forms specified below :

              (i)    cash or check made payable to the Corporation,

              (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

              (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (A) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (B) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

      Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

      B.  Exercise and Term of Options. Each option shall be exercisable at such
          ----------------------------
times or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the document evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

      C.  Effect of Termination of Service.
        --------------------------------

          1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

              (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

              (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

              (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent it is not exercisable for vested shares on the date of such cessation of Service.

              (iv) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

          2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

              (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

              (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

    D.  Stockholder Rights.  The holder of an option shall have no stockholder
        ------------------
rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

    E.  Repurchase Rights.  The Plan Administrator shall have the discretion
        -----------------
to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

    F.  Limited Transferability of Options.  During the lifetime of the
        ----------------------------------
Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

  II. INCENTIVE OPTIONS

      The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

    A.   Eligibility.  Incentive Options may only be granted to Employees.
         -----------

    B.   Dollar Limitation.  The aggregate Fair Market Value (determined as
         -----------------
of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

      C.   10% Stockholder.  If any Employee to whom an Incentive Option is
           ---------------
granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

  III.  CORPORATE TRANSACTION/CHANGE IN CONTROL

      A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

      B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

      C. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed or replaced in the Corporate Transaction.

      D. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

      E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. In addition, appropriate adjustments to reflect the Corporate Transaction shall be made to (i) the class and number of securities available for issuance over the remaining term of the Plan and (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate over the remaining term of the Plan.

        F. Any options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall automatically accelerate (and any of the Corporation's outstanding repurchase rights which do not otherwise terminate at the time of the Corporate Transaction shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full) in the event the Optionee's Service should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination.

        G. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to (i) provide for the automatic acceleration of one or more outstanding options (and the automatic termination of one or more outstanding repurchase rights with the immediate vesting of the shares of Common Stock subject to those rights) upon the occurrence of a Change in Control or (ii) condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent Involuntary Termination of the Optionee's Service within a specified period following the effective date of such Change in Control. Any options accelerated in connection with a Change in Control shall remain fully exercisable until the expiration of the option term.

        H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

        I. The grant of options under the Discretionary Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

  IV.   CANCELLATION AND REGRANT OF OPTIONS

     The Plan Administrator shall not (a) cancel any outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor Plan) and grant in substitution new options covering the same or different number of shares of common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new options grant date, or (b) except as provided in Article One,
Section V(E), reduce the exercise price of any outstanding options.

  V.    STOCK APPRECIATION RIGHTS

        A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

        B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

                     (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (A) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares.

                     (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                     (iii) If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (A) five (5) business days after the receipt of the rejection notice or (B) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

        C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

                     (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

                     (ii) Upon the occurrence of a Hostile Take-Over, each such individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

                     (iii) The Plan Administrator shall pre-approve, at the time the limited right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section V. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

                     (iv) The balance of the option (if any) shall continue in full force and effect in accordance with the documents evidencing such option.

                                 ARTICLE THREE

                             STOCK ISSUANCE PROGRAM
                             ----------------------

     I.  STOCK ISSUANCE TERMS

         Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

         A.  Purchase Price.
             --------------

             1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the stock issuance date.

             2. Subject to the provisions of Section I of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for one or both of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                 (i)  cash or check made payable to the Corporation, or

                 (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

         B.  Vesting Provisions.
             ------------------

             1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                 (i) the Service period to be completed by the Participant or the performance objectives to be attained,

                 (ii) the number of installments in which the shares are to vest,

                 (iii) the interval or intervals (if any) which are to lapse between installments, and

                 (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

             2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

             3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to him or her under the Stock Issuance Program, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

             4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

             5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

     II.  CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

          B. The Plan Administrator shall have the discretion, exercisable either at the time the unvested shares are issued or at any time while the Corporation's repurchase right remains outstanding, to provide for the automatic termination of one or more of those outstanding rights and the immediate vesting of the shares of Common Stock subject to such rights upon the occurrence of a Corporate Transaction.

          C. Any repurchase rights that are assigned in the Corporate Transaction shall automatically terminate, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event the Optionee's Service should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of such Corporate Transaction.

          D. The Plan Administrator shall have the discretion, exercisable either at the time the unvested shares are issued or at any time while the Corporation's repurchase right remains outstanding, to (i) provide for the automatic termination of one or more of those outstanding rights and the immediate vesting of the shares subject to such rights upon the occurrence of a Change in Control or (ii) condition any such accelerated vesting upon the subsequent Involuntary Termination of the Participant's Service within a specified period following the effective date of such Change in Control.

     III.  SHARE ESCROW/LEGENDS

           Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FOUR
                         AUTOMATIC OPTION GRANT PROGRAM
                         ------------------------------

     I.  OPTION TERMS

         A.  Grant Dates.  Pursuant to the provisions of the February 1, 1996
             -----------
restatement of this Article Four, option grants shall be made to Eligible Directors in accordance with the grant date provisions specified below:

         1. Each individual serving as an Eligible Director on February 1, 1996 was automatically granted on such date a Non-Statutory Option to purchase 40,000 shares of Common Stock.

         2. Each individual who first becomes an Eligible Director after February 1, 1996 shall automatically be granted, on the date such individual is first elected or appointed as a non-employee Board member, a Non-Statutory Option to purchase 40,000 shares of Common Stock.

         3. On the date of each Annual Stockholders Meeting, beginning with the 1997 Annual Meeting, each individual who is to continue as an Eligible Director shall automatically be granted, whether or not he or she is standing for re-election as a Board member at that Annual Meeting, a Non-Statutory Option to purchase an additional 4,000 shares of Common Stock, provided such individual has not received an option grant pursuant to this Automatic Option Grant Program within six (6) months prior to the date of such Annual Meeting. There shall be no limit on the number of such 4,000-share option grants any one Eligible Director may receive over his or her period of Board service. The number of shares for which the automatic option grants are to be made to each newly-elected or continuing Eligible Director shall be subject to periodic adjustment pursuant to the applicable provisions of Section V.D. of Article One.

             Stockholder approval of this 2000 Restatement at the 2000 Annual Stockholders Meeting will constitute pre-approval of each option subsequently granted on or after the date of such Annual Meeting pursuant to the express terms of this Automatic Option Grant Program and the subsequent exercise of that option in accordance with its terms.

         B.  Exercise Price.
             --------------
         1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

         2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

         C.  Option Term.  Each option shall have a term of ten (10) years
             -----------
measured from the option grant date.

         D.  Exercise and Vesting of Options.  Each option shall be immediately
             -------------------------------
exercisable for any or all of the option shares. However, any shares purchased under the 40,000-share initial option grant made to each newly elected or appointed non-employee Board member shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon such individual's cessation of Board service prior to vesting in those shares. The shares subject to each such initial option grant shall vest, and the Corporation's repurchase right with respect to those shares shall lapse, in a series of eight (8) successive equal quarterly installments upon the Optionee's completion of each three (3) months of continued service as a Board member over the twenty-four
(24)-month period measured from the option grant date. The shares subject to each 4,000-share annual option grant made to each continuing non-employee Board member at the 1999 Annual Stockholders Meeting or at any subsequent Annual Stockholders Meeting shall be fully-vested as of the grant date.

         E.  Effect of Termination of Board Service.  The following provisions
             --------------------------------------
shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

             (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

             (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

             (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve
(12)-month exercise period following such cessation of Board service, be exercised for all or any portion of such shares as fully-vested shares of Common Stock.

             (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service, terminate and cease to be outstanding to the extent it is not exercisable for vested shares at that time.

     II.  CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. In the event of any Corporate Transaction, any shares of Common Stock at the time subject to an outstanding option under this Article Four but not otherwise vested shall automatically vest in full so that such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of those option shares as fully-vested shares of Common Stock and may be exercised for all or any portion of those vested shares. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          B. In connection with any Change in Control, any shares of Common Stock at the time subject to an outstanding option under this Article Four but not otherwise vested shall automatically vest in full so that such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the option shares as fully-vested shares of Common Stock and may be exercised for all or any portion of those vested shares. Each such option shall remain exercisable for the fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each automatic option held by him or her. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No additional approval or consent of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

          D. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     III. REMAINING TERMS

          The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                 ARTICLE FIVE

                                 MISCELLANEOUS
                                 -------------

     I.   FINANCING

          A. The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee or Participant may not exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

          B. The Plan Administrator may, in its discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or in part upon such terms as the Plan Administrator may deem appropriate.

     II.  TAX WITHHOLDING

          A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or stock appreciation rights or upon the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                   (i)  Stock Withholding:  The election to have the
                        -----------------
     Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                    (ii) Stock Delivery:  The election to deliver to the
                         --------------
     Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

     III. EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan became effective on the date on which the Underwriting Agreement was executed and the initial public offering price of the Common Stock was established. The Plan serves as the successor to the Predecessor Plan, and no further option grants shall be made under the Predecessor Plan after the Plan Effective Date. All options outstanding under the Predecessor Plan on the Plan Effective Date have been incorporated into the Plan and treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

          B. The Plan was amended and restated by the Board, effective February 1, 1996 (the "February 1996 Restatement") to effect the following revisions: (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 1,600,000 shares to 5,535,888 shares and (ii) enhance the benefit and eligibility provisions of the Automatic Option Grant Program in order to (A) effect an automatic option grant for 40,000 shares of Common Stock on February 1, 1996 to each individual serving as a non-employee Board member at that time, (B) increase the number of shares for which an initial option grant is to be made under the Automatic Option Grant Program to each newly-elected non-employee Board member to 40,000 shares, (C) authorize a series of automatic option grants to be made annually to each non-employee Board member, in the amount of 4,000 shares per annual grant, over that individual's period of continued service as a Board member and (D) allow non-employee Board members who joined the Board prior to the implementation of the Plan to qualify for such annual option grants. The February 1996 Restatement became effective immediately upon adoption by the Board and was approved by the Corporation's stockholders at the 1996 Annual Meeting. All option grants made under the Plan prior to the February 1996 Restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options, and nothing in the February 1996 Restatement shall be deemed to modify or in any way affect those outstanding options.

          C. In April 1997, the Board further amended and restated the Plan (the "April 1997 Restatement") to effect the following revisions: (i) increase the number of shares of Common Stock reserved for issuance over the term of the Plan by an additional 3,000,000 shares to 8,535,888 shares, (ii) implement an automatic share increase feature pursuant to which the number of shares available for issuance under the 1995 Plan shall automatically increase on the first trading day of each calendar year, beginning with the 1998 calendar year and continuing through calendar year 2001, by an amount equal to one and six tenths percent (1.6%) of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year, (iii) render the non-employee Board members eligible to receive option grants under the Discretionary Option Grant and Stock Issuance Programs, (iv) allow unvested shares issued under the Plan and subsequently repurchased by the Corporation at the option exercise or direct issue price paid per share to be reissued under the Plan, (v) remove certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator and (vi) effect a series of additional changes to the provisions of the Plan (including the stockholder approval requirements) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities and Exchange Commission which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws. The stockholders approved the April 1997 Restatement at the 1997 Annual Meeting. All option grants made under the Plan prior to the April 1997 Restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options, and nothing in the April 1997 Restatement shall be deemed to modify or in any way affect those outstanding options.

          D. On March 11, 1998 the Board further amended and restated the Plan (the "1998 Restatement") to increase the number of shares of Common Stock reserved for issuance over the term of the Plan by an additional 3,500,000 shares. The stockholders approved the 1998 Restatement at the 1998 Annual Meeting. All option grants made under the Plan prior to the 1998 Restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options, and nothing in the 1998 Restatement shall be deemed to modify or in any way affect those outstanding options.

          E. In both August and October of 2000 the Board further amended and restated the Plan (the "2000 Restatement") to (i) increase the number of shares of Common Stock reserved for issuance over the term of the Plan by an additional 1,500,000 shares, (ii) increase the limit on the maximum number of shares for which any one participant may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances over the term of the Plan
from 1,600,000 shares to 2,400,000 shares, (iii)   eliminate the automatic share
increase provisions of the Plan pursuant to which the number of shares available for issuance under the Plan would automatically increase on the first trading day in January in each of calendar years 2000 and 2001 by an amount equal to 1.6% of the total number of shares of Common Stock outstanding on the last trading day in the immediately preceding calendar year, (iv) eliminate the provisions of the Plan which would otherwise allow option grants to be made with exercise prices below the Fair Market Value of the option shares on the grant date, (v) modify the option cancellation/regrant provisions of the Plan to require stockholder approval of any further repricing of outstanding options and to subject any subsequent changes to that requirement to further stockholder approval and (vi) revise the provisions of the Automatic Option Grant Program in effect under Article Four so that the annual 4,000-share option grant made to each continuing non-employee Board member would be fully vested upon grant rather than vesting in quarterly installments over the two-year period measured from the grant date.

All option grants and stock issuances made prior to the 2000 Restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options or issuances, and nothing in the 2000 Restatement shall be deemed to modify or in any way affect those outstanding options or issuances.

          F. The option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control may, in the Plan
Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise provide for such acceleration.

          G. The Plan shall terminate upon the earliest of (i) January 10, 2005, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options or the issuance of shares (whether vested or unvested) under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all options and unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such options or issuances.

     IV.  AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, (i) no such amendment or modification shall adversely affect the rights and obligations with respect to options, stock appreciation rights or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification, and (ii) any amendment made to the Automatic Option Grant Program (or any options outstanding thereunder) shall be in compliance with the limitations of that program. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations. Also, after August 30, 2000, Article Two, Section I(A)(1) and Article Two, Section IV (and, to the extent those sections are incorporated, Article Four, Section III) cannot be amended except with the consent of the holders of a majority of the shares present and entitled to vote at a duly convened meeting of the stockholders.

          B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants or issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

     V.   USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

     VI.  REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any option or stock appreciation right under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or stock appreciation right or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and stock appreciation rights granted under it and the shares of Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

     VII. NO EMPLOYMENT/SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                   APPENDIX
                                   --------
          The following definitions shall be in effect under the Plan:

          A.  Automatic Option Grant Program shall mean the automatic option
              ------------------------------
grant program in effect under Article Four of the Plan.

          B.   Board shall mean the Corporation's Board of Directors.
               -----

          C.   Change in Control shall mean a change in ownership or control of
               -----------------
the Corporation effected through either of the following transactions:

                 (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

                 (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

          D.   Code shall mean the Internal Revenue Code of 1986, as amended.
               ----

          E.   Common Stock shall mean the Corporation's common stock.
               ------------

          F.   Corporate Transaction shall mean either of the following
               ---------------------
stockholder-approved transactions to which the Corporation is a party:

                 (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

                 (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

          G.   Corporation shall mean P-COM, Inc., a Delaware corporation.
               -----------

          H.   Discretionary Option Grant Program shall mean the discretionary
               ----------------------------------
option grant program in effect under Article Two of the Plan.

          I.   Eligible Director shall mean a non-employee Board member eligible
               -----------------
to participate in the Automatic Option Grant Program in accordance with the provisions of Section IV.E of Article One.

          J.    Employee shall mean an individual who is in the employ of the
                --------
Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          K.   Exercise Date shall mean the date on which the Corporation shall
               -------------
have received written notice of the option exercise.

          L.   Fair Market Value per share of Common Stock on any relevant date
               -----------------
shall be determined in accordance with the following provisions:

                 (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                 (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          M.   Hostile Take-Over shall mean the acquisition, directly or
               -----------------
indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

          N.   Incentive Option shall mean an option which satisfies the
               ----------------
requirements of Code Section 422.

          O.   Involuntary Termination shall mean the termination of the Service
               -----------------------
of any individual which occurs by reason of:


                 (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                 (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

          P. Misconduct shall mean the commission of any act of fraud,
             ----------
embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary) or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

          Q.   1934 Act shall mean the Securities Exchange Act of 1934, as
               --------
amended.

          R.   Non-Statutory Option shall mean an option not intended to satisfy
               --------------------
the requirements of Code Section 422.

          S.   Optionee shall mean any person to whom an option is granted under
               --------
the Discretionary Option Grant or Automatic Option Grant Program.

          T.   Parent shall mean any corporation (other than the Corporation) in
               ------
an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          U.   Participant shall mean any person who is issued shares of Common
               -----------
Stock under the Stock Issuance Program.

          V.   Permanent Disability or Permanently Disabled shall mean the
               --------------------------------------------
inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more.

          W.   Plan shall mean the Corporation's 1995 Stock Option/Stock
               ----
Issuance Plan, as set forth in this document and as amended from time to time.

          X.   Plan Administrator shall mean the particular entity, whether the
               ------------------
Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

          Y.   Plan Effective Date shall mean the date on which the Underwriting
               -------------------
Agreement was executed and the initial public offering price was established.

          Z.   Predecessor Plan shall mean the Corporation's 1992 Stock Option
               ----------------
Plan.

          AA.  Primary Committee shall mean the committee of two (2) or more
               -----------------
non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

          BB.  Secondary Committee shall mean a committee of two (2) or more
               -------------------
Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than
Section 16 Insiders.

          CC.  Section 16 Insider shall mean an officer or director of the
               ------------------
Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

          DD.  Section 12(g) Registration Date shall mean the first date on
               -------------------------------
which the Common Stock was registered under Section 12(g) of the 1934 Act.

          EE.  Service shall mean the provision of services to the Corporation
               -------
(or any Parent or Subsidiary) by a person in the capacity of an Employee, a non--employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

          FF.  Stock Exchange shall mean either the American Stock Exchange or
               --------------
the New York Stock Exchange.

          GG.  Stock Issuance Agreement shall mean the agreement entered into by
               ------------------------
the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

          HH.  Stock Issuance Program shall mean the stock issuance program in
               ----------------------
effect under Article Three of the Plan.

          II.  Subsidiary shall mean any corporation (other than the
               ----------
Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation in the unbroken chain (other than the last corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          JJ.  Take-Over Price shall mean the greater of (i) the Fair Market
               ---------------
Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

          KK.  10% Stockholder shall mean the owner of stock (as determined
               ---------------
under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

          LL.  Underwriting Agreement shall mean the agreement executed between
               ----------------------
the Corporation and the underwriter or underwriters who managed the initial public offering of the Common Stock.

          MM.  Withholding Taxes shall mean the Federal, state and local income
               -----------------
and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of such holder's options or the vesting of his or her shares.

                                                                      4940-PF-00

                                  P-COM, INC.
                                     PROXY
                      2000 ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 30, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints George P. Roberts and Leighton J. Stephenson and each of them as Proxyholders of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of P-Com, Inc. (the "Company"), held of record by the undersigned on October 16, 2000 at the Annual Meeting of Stockholders of P-Com, Inc. to be held on November 30, 2000 or at any adjournment or postponement thereof.

    The Board of Directors recommends a vote FOR Proposal Nos. 1, 2 and 3. This Proxy, when properly executed, will be voted as specified below and on the reverse side. This Proxy will be voted FOR Proposal Nos. 1, 2 and 3 if no specification is made.

1. To elect two directors to serve for "three-year" terms ending upon the 2003 annual meeting of stockholders or until their successors are duly elected.
  FOR all nominees     WITHHOLD AUTHORITY    EXCEPTIONS
  listed below [_]            [_]               [_]

INSTRUCTION: To withhold authority to vote for any individual nominee mark the "EXCEPTIONS" box, and strike a line through the nominee's name in the list below:

                                John A. Hawkins
                               James J. Sobczak

2. To approve a series of amendments to the Company's 1995 Stock Option/Stock Issuance Plan to eliminate automatic share increase provisions, forbid option grants with exercise prices below the fair market value of the option shares on the grant date, forbid repricing of options unless stockholder approval is obtained, increase the maximum number of shares authorized for issuance under the plan, increase the limitation on the maximum number of shares any one individual may be granted, and provide that 4,000-share automatic option grants to non-employee Board members shall fully vest upon grant.

            FOR               AGAINST             ABSTAIN
            [_]                 [_]                 [_]

                                (continued, and to be signed, on the other side)
________________________________________________________________________________


3. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

            FOR               AGAINST             ABSTAIN
            [_]                 [_]                 [_]


    In their discretion, the Proxyholders are authorized to vote upon such other matters as may properly come before the meeting, including the election of any director if either of the above nominees is unable to serve or for good cause will not serve.

    Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    DATED:______________________________________________________, 2000

    ____________________________________________________________
                                   Signature
    ____________________________________________________________
                    (Additional signature if held jointly)
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.